ARTICLES OF MERGER
                                       OF
                                 AGTSPORTS, INC.
                             A Colorado corporation
                                      INTO
                                 AGTSPORTS, INC.
                      A Nevada corporation as the surviving
                Corporation, pursuant to Section 78.475 et Seq.,
                         Of the Nevada Revised Statutes


     Articles of Merger made this 3rd day of September, 2003 by AGTSports, Inc., a Colorado corporation herein after called the "Parent Company" or "Parent Company, 7225 E. Quincy Avenue, Suite 550, Denver, CO 80237 and AGTSports, Inc. a Nevada corporation, herein after called the "Subsidiary Company" or the "Subsidiary Company", 7225 E. Quincy Avenue, Suite 550, Denver, CO 80237, the two corporations being herein after sometimes called the Constituent Companies.

     WHEREAS, the Board of Directors of each of the Constituent Companies deem it advisable and generally to the welfare of the Constituent Companies that the Parent Company merge with and into the Subsidiary Company under and pursuant to the provisions of the Colorado Corporations Code and Section 78.475 of the Nevada Revised Statues and in accordance with Section 368(a)(1)(f) of the Internal Revenue Code of 1986 as amended in order to change the domicile of the Parent Company to the State of Nevada; and

     WHEREAS, the Parent Company, being a corporation duly organized under the laws of the State of Colorado, having been incorporated January 6, 1986, has authorized capital stock consisting of 50,000,000 shares of Common Stock at .001 par value and 5,000,000 shares of preferred stock at .0001 par value each share. As of the date of the merger, there are 49,848,919 shares outstanding of Common Stock, and 1,998,395 shares of preferred stock outstanding.

     WHEREAS, the Subsidiary Company is a corporation duly organized under the laws of the State of Nevada having been incorporated July 16, 2003, has authorized capital stock consisting of 50,000,000 shares of Common Stock $.001 par value each, of which one (1) share is issued and outstanding and are held by the Parent Company, 5,000,000 are shares of Preferred Stock with .001 par value, of which no shares are issued or outstanding; and

     WHEREAS, the laws of the States of Colorado and Nevada permit such a merger, and the Constituent Companies desire to merge under and pursuant to the provisions of the laws of their respective states; and

     WHEREAS, the Parent Company's Board of Directors and Shareholders have duly approved a merger of the Parent Company into the Subsidiary Company;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

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1.     MERGER:  The  Parent  Company  shall  be  and  hereby  is merged into the
Subsidiary Company. Immediately prior to the merger, the Parent Company owned one hundred percent of the outstanding shares of each class of the subsidiary.

2. EFFECTIVE DATE: This Plan of Reorganization and Merger shall become effective immediately upon filing in the office of the Nevada Secretary of State's Office, the time of such effectiveness being herein after called the "Effective Date." The effective date of the merger shall be September 3, 2003 and complies with Section 7-111-104 of the Colorado Business Corporations Statute.

(a) For all purposes of the laws of the State of Colorado, this Plan of Reorganization and Merger and the merger herein provided for shall become effective and the separate existence of the Colorado Corporation, except insofar as it may be continued by statute, shall cease on the Effective Date.
(b) For all purposes of the laws of the State of Nevada, this Plan of Reorganization and Merger and the merger herein provided for shall become effective and the separate existences of the Parent Company except insofar as they may be continued by statute, shall cease on the date; this Plan of Reorganization and Merger shall have been recorded in the office of the Secretary of State of the State of Nevada.
(c) The corporate identity, existences, purposes, powers, objects, franchises, rights and immunities of the Parent Company shall be continued in and merged into the Subsidiary Company, the Surviving Company, and shall be fully vested therewith.
(d) On the Effective Date the Constituent Companies shall so become a single corporation.

3. SURVIVING CORPORATION: The Subsidiary Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Nevada and the separate corporation existence of the Parent Company shall cease forthwith upon the Effective Date, provided however, that the Subsidiary Company may be served with process in the State of Colorado in any proceeding for the enforcement of the rights of a dissenting shareholder of the Parent Company against the Subsidiary Company.

4. ARTICLES OF INCORPORATION: The Articles of Incorporation of the Subsidiary Company as presently exist shall be the Articles of Incorporation of the Surviving Company at the Effective Date.

5. BYLAWS: The By-Laws of the Subsidiary Company as presently exist shall be the By-Laws of the Surviving Company on the Effective Date.

6. BOARD OF DIRECTORS AND OFFICERS: The members of the board of directors and officers of the Surviving Company immediately after the Effective Date of the merger shall be those persons who were the members of the board of directors and the officers, respectively, of the Colorado Company immediately prior to the Effective Date of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the By-Laws, or until their respective successors are elected and qualified.

7. AUTHORITY TO CONDUCT BUSINESS: The Subsidiary Company represents that it has not filed an application for authority to do business in Colorado. The Surviving Company will conduct no such business in Colorado without filing and having such application approved. The Surviving Company will file its application for authority to conduct business in any States it plans to do business in immediately upon completion of the Merger.

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8.     CONVERSION  OF  SHARES:  The  manner  of  converting shares of the Parent
Company  into  shares  of  the  Surviving  Company  shall  be  as  follows:

(a) Immediately upon the Effective Date of Merger, each share of the Parent Company's outstanding common stock held by the public, without any action on the part of the holder thereof, shall automatically become and be converted into common stock of the Surviving Company at the rate of 1 share of common stock of the Surviving Company for each one (1) shares of the common stock of the Parent Company. All fractional shares resulting from the exchange of common stock of the Parent Company for stock of the Subsidiary Company shall be round up to a full share. Each outstanding certificate representing shares of the common stock of the Parent Company shall thereupon be deemed, for all corporate purposes, to evidence the ownership of the number of fully paid, nonassessable shares of common stock of the Subsidiary Company the "Surviving Company" into which such shares of common stock of the Parent Company shall be so converted.

(b) Immediately upon the Effective Date of Merger, each outstanding share of the Series 2000A preferred stock and Series 2003A preferred stock of the Parent Company, without action on the part of the holder thereof, shall automatically become and be converted into preferred stock of the Surviving Company at the rate of one (1) share of preferred stock of the Surviving Company for each one (1) share of the outstanding Series 2000A and Series 2003A preferred stock of the Parent Company, respectively. There are 1,998,395 shares of preferred stock of the Parent Company outstanding, of which 1,498,395 shares are Series 2000A preferred stock and 500,000 shares are Series 2003A preferred stock.

9. RIGHTS OF SHAREHOLDERS: After the Effective Date of Merger, any holder of a certificate or certificates which theretofore represented shares of the common or preferred stock of the Parent Company may, but shall not be required to surrender the same to the Transfer Agent of the Surviving Corporation, Corporate Stock Transfer, Inc., and shall thereupon be entitled to receive in exchange therefore a certificate representing the number of shares of common or preferred stock of the Surviving Corporation in the amount of shares as set forth in section 8. herein above.

10. AUTHORIZATION: The parties hereto acknowledge and respectively represent that this Merger Agreement is authorized by the laws of the respective jurisdictions of the Constituent Companies and that the matter was approved at a special shareholders meeting of the respective companies at which the shareholders voted as follows:


                           TOTAL SHARES       VOTED      VOTED
  NAME OF CORPORATION     ENTITLED TO VOTE     FOR      AGAINST
 -------------------     ----------------      ---      -------
The Parent Company         113,847,314     81,797,905   243,900
The Subsidiary Company          1              1            -

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11.     FURTHER  ASSURANCES  OF  TITLE:  As  and when requested by the Surviving
Corporation or by its successors or assigns, the Parent Company will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of any of the Constituent Companies acquired by the Surviving Corporation by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of the Parent Company and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Companies or otherwise to take any and all such action.

12. SERVICE OF PROCESS ON SURVIVING CORPORATION: The Surviving Corporation agrees that it may be served with process in the State of Colorado in any proceeding for enforcement of any obligation of the Parent Company as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the Business Corporations Act irrevocably appoints the Secretary of State of Colorado as its agent to accept service of process in any suit or other proceeding. Copies of such process shall be mailed to Surviving Company's Resident Agent: Rita Dickson, 1161 Ambassador Dr., Reno, Nevada 89523 until further notice.

13. SHAREHOLDERS RIGHT TO PAYMENT: The Surviving Corporation agrees that subject to provisions of the Colorado Business Corporations Act of the State of Colorado, it will pay to the shareholders of the Parent Company the amounts, if any, to which such shareholders may be entitled under the provisions of the above statutes of the laws of Colorado as the case may be.

14.     ABANDONMENT:  This  Plan  of  Reorganization and Merger may be abandoned
(a) by either Constituent Corporation, acting by its Board of Directors, at any time prior to its adoption by the shareholders of both Constituent Companies as provided by law, or (b) by the mutual consent of the Constituent Companies, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Effective Date of the merger. In the event of abandonment of the Plan of Reorganization and Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of the Constituent Company so terminating to the other Constituent Company, and thereupon, or abandonment pursuant to (b) above, this Plan of Reorganization and Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Companies or its Board of Directors or Shareholders.

IN WITNESS WHEREOF, each of the corporate parties hereto pursuant to authority duly granted by its Board of Directors, has caused this Plan of Reorganization and Merger to be executed by its respective officers and its corporate seal affixed thereto.


AGTSPORTS, INC.                         AGTSPORTS, INC.
A  Colorado  Corporation                A  Nevada  corporation


By /s/ Cory J. Coppage                  By /s/ Cory J. Coppage
----------------------                  -----------------------
     Cory  J.  Coppage                      Cory  J.  Coppage
     President                              President


STATE  OF                               Sec.
         ------------------------
                                        Sec.

COUNTY  OF                              Sec.
         ------------------------


This instrument was acknowledged before me                      this 3rd day of
                                           --------------------
September,  2003  by                  ,  as  set  forth  under  his  respective
                    -----------------
signature.

Witness  my  hand  and  official  seal.


                                           /s/ Cory J. Coppage
                                           ------------------------------------
                                           Signature

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